Exhibit 99.1

American Oriental Bioengineering Announces Change of Independent Auditors

Newark, New Jersey, June 15, 2012 – American Oriental Bioengineering, Inc. , (the “Company”, or “we” ), a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over-the-counter (“OTC”) products, today announced that the Company’s audit committee has released Ernst & Young Hua Ming, (“EY”) as the Company’s independent auditor, and at the same time has retained Weinberg & Company as its independent auditor.

About American Oriental Bioengineering, Inc.

American Oriental Bioengineering, Inc. is a pharmaceutical company dedicated to improving health through the development, manufacture and commercialization of a broad range of prescription and over the counter products.

Safe Harbor Statement

Statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. The economic, competitive, governmental, technological and other factors identified in the Company's filings with the Securities and Exchange Commission may cause actual results or events to differ materially from those described in the forward looking statements in this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise.

Contact:

American Oriental Bioengineering, Inc.

Kewa Luo

(646) 367-1765